UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VISA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-0267673 (I.R.S. Employer Identification No.)
P.O. Box 8999
San Francisco, California 94128-8999
(Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be Registered	Name of Each Exchange on Which Each Class Is to Be Registered
2.250% Senior Notes due 2028	New York Stock Exchange
3.125% Senior Notes due 2033	New York Stock Exchange
3.500% Senior Notes due 2037	New York Stock Exchange
3.875% Senior Notes due 2044	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-280966
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
The securities to be registered hereunder are the 2.250% Senior Notes due 2028, the 3.125% Senior Notes due 2033, the 3.500% Senior Notes due 2037 and the 3.875% Senior Notes due 2044 of Visa Inc. (the “Company”). The Company has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated April 30, 2025 (the “Prospectus Supplement”) to a prospectus dated July 24, 2024 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (File No. 333- 280966), which Registration Statement was filed with the SEC on July 24, 2024, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.
Item 1.    Description of Registrant’s Securities to Be Registered
The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.
Item 2.    Exhibits

Exhibit Number	Description
4.1	Indenture dated December 14, 2015 between Visa Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (incorporated by reference to Exhibit 4.1 to Visa Inc.’s Current Report on Form 8-K filed on December 14, 2015)

4.2	Form of 2.250% Senior Note due 2028 (incorporated herein by reference to Exhibit 4.1 to Visa Inc.’s Current Report on Form 8-K filed with the SEC on May 15, 2025).

4.3	Form of 3.125% Senior Note due 2033 (incorporated herein by reference to Exhibit 4.2 to Visa Inc.’s Current Report on Form 8-K filed with the SEC on May 15, 2025).

4.4	Form of 3.500% Senior Note due 2037 (incorporated herein by reference to Exhibit 4.3 to Visa Inc.’s Current Report on Form 8-K filed with the SEC on May 15, 2025).

4.5	Form of 3.875% Senior Note due 2044 (incorporated herein by reference to Exhibit 4.4 to Visa Inc.’s Current Report on Form 8-K filed with the SEC on May 15, 2025).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISA INC.
Date: May 15, 2025	By:	/s/ Chris Suh
	Name:	Chris Suh
	Title:	Chief Financial Officer